As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-70025

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREATER BAY BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2860 West Bayshore Road, Palo Alto, California 94303; (650) 813-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Linda M. Iannone

General Counsel, Greater Bay Bancorp

2860 West Bayshore Road, Palo Alto, California 94303; (650) 614-5734

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of the proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(4)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, no par value per share (including Preferred Share Purchase Rights)	600,000	$(1)	$(1)	$(1)
Preferred Share Purchase Rights	600,000(2)	N/A	N/A	(3)

(1)	Previously paid with original filing of Form S-3D on December 31, 1998.

(2)	The preferred share purchase rights are attached and will trade with the common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the market price of the common stock.

(3)	Since no separate consideration is paid for the preferred share purchase rights, the registration for such securities is included in the registration fee for the common stock.

(4)	Reflects a two-for-one stock split effective October 4, 2000.

PROSPECTUS

GREATER BAY BANCORP

DIVIDEND REINVESTMENT PLAN

If you are an eligible shareholder of Greater Bay Bancorp, this Dividend Reinvestment Plan may provide you with a convenient and economical method of purchasing shares of our common stock without paying brokerage commissions or service charges. To be eligible to participate in the plan, you must own at least 25 shares of common stock. The Plan Administrator is Wells Fargo Bank, N.A.

This plan has been amended to reflect recent changes in our organization and to clarify certain administrative procedures. If you are already enrolled in the plan, you will continue to participate in the plan without any further action on your part.

The plan allows you to, without payment of any brokerage commissions or service charges,

•	have cash dividends on all or some of your shares of common stock automatically reinvested in additional shares of common stock, and/or

•	invest additional cash amounts of not less than $50 per payment, up to $1,000 per month, for the purchase of shares of common stock for your plan accounts.

Participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the plan you will continue to receive cash dividends, as declared, in the usual manner.

We reserve the right to amend, suspend or terminate the plan at any time.

The plan does not represent a change in our dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements and other factors.

This prospectus relates to 600,000 authorized and unissued shares of common stock registered for issuance under the plan. The terms and conditions governing the plan are described in this prospectus.

Our common stock is listed on the Nasdaq National Market and trades under the symbol “GBBK.”

You should read this prospectus carefully so you will know how the plan works, and you should retain a copy of this prospectus for future reference.

Investing in the common stock involves risk. See “ A Warning About Forward-Looking Statements” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is September 1, 2004

GREATER BAY BANCORP

We are a financial holding company operating throughout the Northern California San Francisco Bay Area. We provide a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals. We also provide commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Our principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and our telephone number is (650) 813-8200.

RECENT AMENDMENTS TO THE PLAN

We have amended the plan, effective as of September 1, 2004, as follows: (1) to change the name of the Plan Administrator; (2) to note recent changes in the structure of our organization; and (3) to clarify some sections regarding the administration of the plan. Other than the above, there have been no other material amendments to the plan since the initial filing of the prospectus dated December 31, 1998.

You do not have to do anything if you are already a plan participant and wish to continue as such.

DESCRIPTION OF THE PLAN

The following is a question and answer description of our Dividend Reinvestment Plan.

Purpose

1.	What is the purpose of the plan?

The primary purpose of the plan is to provide holders of record of shares of our common stock with a convenient and simple method of purchasing shares of common stock without paying any service charges or brokerage commissions. In addition, the plan will provide us with a means of raising additional capital for general corporate purposes through sales of common stock under the plan.

Advantages

2.	What are the advantages of the plan?

Participation in the plan allows you to:

•	invest all or part of your cash dividends in shares of our common stock without payment of any brokerage commissions or service charges

•	purchase additional common stock with optional cash deposits, within specified limits (as described in Question 8), without payment of any brokerage commissions or service charges

•	obtain full investment use of funds, because fractional shares, as well as whole shares will be credited to your account

•	avoid cumbersome safekeeping and record-keeping costs because the Plan Administrator provides custodial services for the shares purchased under the plan and reporting services confirming purchases made under the plan

Participation

3.	Who is eligible to participate?

You are eligible to participate in the plan if you own 25 or more shares of our common stock. Holders of other types of our securities, such as preferred stock, may only participate in the plan if they also own the required minimum number of shares of common stock. In that case, only dividends on the common stock may be reinvested to purchase additional shares of common stock.

If your shares are registered in a name other than your own (for example, in the name of a broker or a nominee) and you want to participate, you must make appropriate arrangements with your broker or nominee to become a shareholder of record by having a part or all of your shares transferred to your own name.

4.	How can I participate?

If you are an eligible shareholder, you may enroll in the plan by signing the Authorization Card enclosed with this prospectus and returning it to the Plan Administrator. All joint owners must sign. A return envelope is enclosed with this prospectus for this purpose. Additional cards and copies of this prospectus may be obtained at any time by contacting the Plan Administrator at the address set forth in Question 19.

5.	When may I join the plan?

If you are an eligible shareholder, you may join the plan at any time.

If your Authorization Card specifying reinvestment of dividends is received by the Plan Administrator on or prior to the record date established for a particular dividend, reinvestment will begin with that dividend.

If your Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends will not begin until the dividend payment date following the next record date. (See Questions 7, 8, 11 and 12 for information concerning the investment of optional cash deposits.)

6.	What does the Authorization Card provide?

The Authorization Card allows you to indicate the extent to which you wish to participate in the plan. By checking the appropriate box on the Authorization Card, you may choose to reinvest dividends paid on all or a specified number of shares of common stock registered in your name, together with optional cash deposits, in shares of the common stock.

If you elect to reinvest dividends on only a part of your record shares, you should indicate the number of shares to be included in the plan in the blank on the Authorization Card. Unless otherwise indicated on the Authorization Card, dividends on all shares of common stock registered in your name will be reinvested.

Dividends on all shares purchased for your account under the plan and held by the plan Administrator will be paid to the Plan Administrator and automatically reinvested in additional shares of common stock.

You may change the extent of your participation in the plan at any time after enrollment by submitting a new Authorization Card. If the new Authorization Card is received before the record date established for a particular dividend, the change in the extent of your participation will be effected with that dividend. If the new Authorization Card is received on or after the record date established for a particular dividend, the change in the extent of your participation will be effected with the dividend following the next record date.

7.	How are optional cash deposits made?

You are not required to make optional cash deposits. However, you may make optional cash deposits only if you are otherwise participating in the dividend reinvestment option.

You may make an initial optional cash deposit by mailing a check with an executed Authorization Card in the enclosed envelope to the Plan Administrator. After an Authorization Card has been received by the Plan Administrator, optional cash deposits may be made by mailing a check, accompanied by the transaction request form on the bottom portion of your account statement, to the Plan Administrator. All checks should be made payable to Wells Fargo Bank, N.A. and mailed to the address set forth in Question 19.

8.	What are the limitations on the amount of optional cash deposits?

Optional cash deposits may not be less than $50 per deposit, nor may they total more than $1,000 per calendar month. The same amount of money need not be sent each time, and there is no obligation to make an optional cash deposit.

Purchases Under the Plan

9.	How and when is common stock acquired under the plan?

Initially, the shares to be acquired under the plan are expected to be purchased by the Plan Administrator directly from us. However, if we are not making newly issued shares available for purchase under the plan, the Plan Administrator will purchase shares of common stock for the plan in the open market. The Plan Administrator will acquire shares of common stock on or about the relevant Investment Date. The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month will be the 15th day of such month. If, however, the Investment Date falls on a date when The Nasdaq Stock Market is closed, the first day on which The Nasdaq Stock Market is open immediately preceding such date will be the Investment Date.

In the event that the number of shares of common stock purchased for your account is not an even number of shares, your account will be credited with the full number of shares and/or fractional shares computed to three decimal places.

10.	At what price will shares of common stock be purchased under the plan?

The price of shares of common stock purchased directly from us under the plan with reinvested dividends or optional cash deposits will be the closing price of the common stock as published in The Wall Street Journal report of The Nasdaq Stock Market as of the Investment Date. The price to participants of shares of common stock purchased on the open market with reinvested dividends or optional cash deposits will be the average price of the common stock purchased for the plan by the Plan Administrator with respect to the applicable Investment Date, exclusive of taxes and commissions.

11.	When are optional cash deposits invested?

Cash deposits will be invested once each month on the Investment Date in order to minimize accumulation of uninvested funds. No interest will be paid by us or the Plan Administrator on optional cash deposits held by the Plan Administrator prior to the Investment Date. Therefore, you are encouraged to mail your optional cash deposits so they reach the Plan Administrator as close to but not later than one business day before each Investment Date. All such payments received by the Plan Administrator on or after an Investment Date will be held for investment in the following month.

12.	Under what circumstances will optional cash deposits be refunded?

You may obtain refunds of optional cash deposits provided a written request for refund is received by the Plan Administrator at least two business days prior to the Investment Date. Once the check in payment of the optional cash deposit has cleared, the Plan Administrator promptly will refund your deposit. The request must specify the amount of refund desired.

If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, Wells Fargo Bank, N.A. will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. Wells Fargo Bank, N.A. may sell other shares in the account to recover a $25.00 returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by Wells Fargo Bank, N.A.

Costs

13.	Who pays the expenses in connection with purchases under the plan?

We pay these expenses. You will pay no brokerage commissions or service charges for the purchases made under the plan. We will pay for all costs of administration of the plan, but you will be charged a brokerage commission and a per share fee if you request the Plan Administrator to sell any of your shares. (See Question 23.)

Your Accounts and Reports

14.	What kinds of accounts are maintained under the plan, and what reports will be furnished?

The Plan Administrator will maintain a separate account for you. All shares purchased for you under the plan will be credited to your account. The Plan Administrator will mail to you a statement of account confirming purchases of shares as soon as practicable after the purchases are made. In addition, you will receive copies of our annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes.

Certificates for Shares

15.	Will certificates be issued for common stock purchased under the plan?

Certificates for shares of common stock purchased under the plan will be issued to you only upon your written request. If you do not make a written request, your shares will be held in the name of the Plan Administrator or its nominee. The number of shares purchased for your account under the plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

16.	May I deposit certificates for shares of common stock in your account by transferring stock certificates that I possess?

Yes. If you hold certificates for common stock, you may send the certificates to the Plan Administrator at the address set forth in Question 19 and have them registered in the name of the Plan Administrator, who will add them to your plan account and hold them for you as custodian. Because you bear the risk of loss when sending stock certificates through the mail we suggest that you send them registered insured for at least 2% of the current market value. Please do not endorse certificates.

17.	May I withdraw certificates for shares from the plan?

Yes. If you make a written request, certificates for any number of whole shares credited to or deposited in your account under the plan will be issued to you. Dividends on those shares, as well as dividends on any full or fractional shares remaining in your account, will continue to be reinvested unless you notify the Plan Administrator in writing to the contrary. Certificates for fractions of shares will not be issued. If you withdraw all of your shares from the plan, dividends on those shares will continue to be reinvested unless you notify the Plan Administrator that you have decided to terminate your participation in the plan. (See Question 18 below for instructions on terminating participation in the plan.)

Termination of Dividend Reinvestment

18.	How do you terminate the reinvestment of dividends under the plan?

You may terminate your participation in the plan at any time by sending written notice or submitting the transaction request form from the bottom of your account statement to the Plan Administrator at the address set forth in Question 19 below. If your request to terminate from the plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the plan.

If you are submitting a transaction request form from your account statement to sell all or part of your plan shares, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for checking or blank savings deposit slip for savings. If you are unable to provide a voided check or deposit slip your written request must have your signature(s) medallion guaranteed for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will be ignored and a check for the net proceeds will be issued.

To be effective with respect to a particular investment date, your change or termination request must be received by Wells Fargo at least 15 business days prior to the investment date.

If you terminate your participation in the plan, or upon termination of the plan by the Company, certificates for whole shares credited to your account under the plan will be issued to you and a cash payment made for any fraction of a share unless you request that some or all whole shares be sold.

At our direction, the Plan Administrator can terminate your participation in the plan if you do not own at least one full share in your name or held through the plan.

Administration

19.	Who administers the plan?

Wells Fargo Bank, N.A. administers the plan by acquiring shares of common stock, keeping records, sending statements of account and performing other duties relating to the plan. All communications regarding the plan should be sent to:

General Shareowner Information

Plan Requests should be mailed to:

Wells Fargo Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified/Overnight Mail:

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN 55075-1139

Written Requests to:

Wells Fargo Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-0854

General Information:

Fax: 1-651-450-4085

Tel: 1-800-468-9716

Tel: 1-651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week, Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday

Internet:

www.wellsfargo.com/shareownerservices

20.	How is the plan to be interpreted?

Any questions of interpretation will be determined by us and any such determination will be final.

Tax Consequences

21.	What are the federal income tax consequences of participation in the plan?

Reinvestment of dividends in the plan will not avoid the tax that would otherwise apply to the dividends. Generally, any cash dividend reinvested under the plan will be taxable as ordinary income as though the dividend had been received in cash. In this respect, as a participant in the plan, you are treated the same as shareholders who do not participate.

Your pro rata share of brokerage commissions, if any, paid by us for purchases for your account made in the open market must be reported by the Company as taxable income for you. Such brokerage commissions will become a part of the cost of the shares purchased.

A taxable gain or loss generally will be realized by you when whole shares (whether purchased with reinvested dividends or with optional cash deposits) are sold by you. If you receive a cash adjustment for a fractional share credited to your account upon termination of plan participation, the adjustment will be treated as either a dividend distribution or a taxable gain on the sale of the fractional share, depending on your individual circumstances.

Account statements should be retained to help determine the tax basis of shares acquired under the plan for computing gain or loss.

22.	Will my dividends be subject to withholding?

Currently, dividend payments to U.S. taxpayers are not subject to any general federal withholding requirements. However, the “backup withholding” provisions may apply (a) when a participant has failed to supply and certify his or her correct taxpayer identification number to us, (b) when the IRS notifies us that the participant has furnished an incorrect taxpayer identification number or is otherwise subject to backup withholding, and (c) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. In those circumstances, we will be required to deduct and withhold from any dividends payable to that participant a tax of 31%. If the backup withholding requirements apply to a shareholder participating in the plan, the Plan Administrator will invest an amount equal to the dividend payable to that participant, after the deduction of the backup withholding tax.

In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will invest an amount equal to their dividends after the deduction of withholding taxes. Foreign participants will continue to receive cash dividends on any shares registered in their names outside their Plan Accounts in the same manner as if they were not participating in the plan, but cash dividends on plan shares credited to their plan accounts will be reinvested in plan shares.

The above tax discussion is only a summary of the federal tax consequences of participation in the plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the plan and, therefore, you should consult your own tax advisor with respect to the tax consequences applicable to you.

Other Information

23.	May I request that the Plan Administrator sell shares of common stock held in my plan account?

Yes. While continuing to participate in the plan or upon termination of your participation in the plan, you may request that the Plan Administrator sell some or all of the full shares in your plan account by writing to the Plan Administrator at the address set forth in Question 19. All such sales by the Plan Administrator will be made in the open market and may be netted in whole or in part against purchases, as determined by the Plan Administrator.

Full and fractional shares sold on behalf of terminating participants may be combined with those of other terminating participants, in which case the proceeds for each participant will be based on the average sales prices of all such shares.

If you choose to sell shares, fees associated will reduce the gain or increase the loss reportable by you for tax purposes. (See Question 30.)

24.	What happens to your plan account if all shares of common stock in your own name are transferred or sold?

If you dispose of all shares of common stock registered in your own name, the Plan Administrator will continue to reinvest the dividends on the shares held in your plan account until you notify the Plan Administrator that you wish to terminate participation in the plan. See Question 18 concerning termination.

25.	What happens if we issue a stock dividend, declare a stock split or have a common stock rights offering?

Any shares of common stock distributed by us as a stock dividend or a stock split on shares of the common stock credited to your account under the plan as of the record date for such stock dividend or stock split will be credited to your account under the plan. Stock dividends or split shares distributed on shares held in your own name will be mailed directly to you.

In the event that we make available to our shareholders rights that may be sold to purchase additional shares, such rights accruing to shares registered in your name will be sent to you, but rights accruing to shares held by the Plan Administrator for participants will be sold and the proceeds invested in additional shares of common stock prior to or with the next regular cash dividend. If you wish to exercise stock purchase rights as to shares held by the Plan Administrator, you must request that a stock certificate for such shares be sent to you by the Plan Administrator prior to the record date of the rights offering.

The preferred share purchase rights that trade with the common stock currently can not be sold and, until such time, if ever, as these rights do become salable, they will not be subject to the sale provisions outlined above.

26.	How will participants’ shares be voted at meetings of shareholders?

For each meeting of shareholders, you will receive a proxy that will enable you to vote shares registered in your name as well as whole shares credited to your account.

27.	What are the liabilities of the Plan Administrator under the plan?

The Plan Administrator will not be liable under the plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of any such act or omission to act that occurs prior to the termination of participation and with respect to the prices at which shares are purchased or shares or other securities are sold for your account and the times such purchases or sales are made. Neither we nor the Plan Administrator can assure you of profits or protect you against losses on shares purchased and/or held under the plan.

Shareholders are cautioned that this prospectus does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend upon current and projected earnings, the financial condition of us and other factors.

28.	Can we amend, suspend or terminate the plan?

We may, upon written notice to all participants, amend, suspend or terminate the plan at any time.

29.	What law governs the plan?

The terms and conditions of the plan and its operation are governed by the laws of the State of California.

30.	What are the fees to be paid?

Below is a fee disclosure schedule regarding the plan. These fees may be changed from time to time upon notice to Participants.

Fee Disclosure Table

Transaction or Plan Service Fees
Certificate Deposit	company paid
Certificate Issuance	company paid
Investment Fees
via optional cash investment	company paid
via dividend reinvestment	company paid
Sale Fees
service fee	$10.00 per transaction
Sale commission	$0.10 per share
Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item
Prior Year Duplicate Statements	$15.00 per year

USE OF PROCEEDS

We are unable to predict either the number of shares of common stock that will be sold pursuant to the plan or the prices at which such shares will be sold. We will use the proceeds of this offering for general corporate purposes. We have not otherwise made a specific allocation for use of proceeds.

We will not receive any funds under the plan from the purchase of shares of common stock by the Plan Administrator in market transactions.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of common stock offered has been passed upon for us by Linda M. Iannone, Senior Vice President, General Counsel and Secretary of Greater Bay Bancorp. Ms. Iannone holds shares of common stock and options to acquire shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus is a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement or in the exhibits to the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and the notes offered hereby, reference is made to the registration statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected as described above. Statements made in this prospectus concerning the contents of any documents referred to in this prospectus are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of the document filed as an exhibit to the registration statement of which this prospectus is a part.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we filed with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only “furnished” to the SEC or that is otherwise not deemed to be filed with the SEC under those sections.

SEC Filings (File No. 0-25034)	Period

Annual Report on Form 10-K	Year ended December 31, 2003

Quarterly Report on Form 10-Q	Quarter ended March 31, 2004 and June 30, 2004

All other reports filed under Section 13(a) or 15(d) of the Exchange Act	Since December 31, 2003

Registration Statement on Form 8-A	Filed with the SEC on November 25, 1998 (describing preferred share purchase rights)

Registration Statement on Form 8-A	Setting forth a description of the common stock (including any amendments or reports filed for the purpose of updating such description)

You can obtain any of the documents incorporated by reference from us or the SEC or the SEC’s website described above. Documents incorporated by reference are available from us without charge, including exhibits. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

GREATER BAY BANCORP

2860 West Bayshore Road

Palo Alto, California 94303

Telephone: (650) 813-8200

Attention: Linda M. Iannone — Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus in deciding whether to participate in the plan. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated September 1, 2004. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus, and neither the mailing of this prospectus to shareholders nor the issuance of common stock under the plan creates any implication to the contrary. We are not offering to sell the common stock in any state or country where the offering is not permitted.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Discussions of certain matters contained in this prospectus and incorporated herein by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision. You can generally identify forward-looking statements as statements containing the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume” or other similar expressions. Our actual results, performance and achievements may differ materially from the results, performance and achievements expressed or implied in such forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Actual results may differ from expectations due to many factors beyond our ability to control or predict, including those described in documents incorporated by reference in this prospectus. For further discussion of these factors, please refer to “Factors That May Affect Future Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2003 and any subsequent documents incorporated by reference. For all of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

We undertake no obligation to publicly update any forward-looking information. You are advised, however, to consult any additional disclosure we make in our periodic reports filed with the SEC. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the California Corporation Code and our articles of incorporation and bylaws. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Furthermore, we have entered into indemnification agreements with our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THIS DOCUMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES IN ANY JURISDICTION OR TO ANY PERSON IF THAT TRANSACTION WOULD BE UNLAWFUL IN THAT JURISDICTION.

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.	Indemnification of Directors and Officers.

Article Five of the Registrant’s Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law and that the Registrant is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the Registrant in excess of that expressly permitted by such Section 317 for breach of duty to the Company and its shareholders to the fullest extent permissible under California law. Article IX, Section 7 of the Registrant’s Bylaws provides for indemnification of directors and officers of the Registrant to the fullest extent permissible under California law.

Section 317 sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the Company in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made in certain circumstances by action of the Registrant through: (1) a majority vote of a quorum of the Registrant’s Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows the Registrant to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the Company if the agent is found liable.

Furthermore, we have entered into indemnification agreements with our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant understands that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

4.1	Rights Agreement, dated as of November 17, 1998, between the Company and Wells Fargo Bank, N.A., as rights agent, together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated November 23, 1998)

5	Opinion of Linda M. Iannone, General Counsel of the Company (1)

23.1	Consent of Linda M. Iannone (included in Exhibit 5) (1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney of the Registrant (contained in signature page of this Registration Statement)

99.1	Form of Letter to Shareholders

99.2	Form of Authorization Card

(1)	Previously filed.

Item 17.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 1, 2004.

GREATER BAY BANCORP

By:	/s/ Byron A. Scordelis
Byron A. Scordelis
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Byron A. Scordelis and James S. Westfall his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Byron A. Scordelis Byron A. Scordelis	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ James S. Westfall James S. Westfall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2004

/s/ Robert A. Archer Robert A. Archer	Director	September 1, 2004

/s/ Frederick J. deGrosz Frederick J. deGrosz	Director	September 1, 2004

/s/ Susan Ford Dorsey Susan Ford Dorsey	Director	September 1, 2004

Signature	Title	Date

/s/ John M. Gatto John M. Gatto	Director	September 1, 2004

/s/ James E. Jackson James E. Jackson	Director	September 1, 2004

/s/ David L. Kalkbrenner David L. Kalkbrenner	Director	September 1, 2004

/s/ Stanley A. Kangas Stanley A. Kangas	Director	September 1, 2004

/s/ Daniel G. Libarle Daniel G. Libarle	Director	September 1, 2004

/s/ Rex D. Lindsay Rex D. Lindsay	Director	September 1, 2004

/s/ Arthur K. Lund Arthur K. Lund	Director	September 1, 2004

George M. Marcus	Director

/s/ Duncan L. Matteson Duncan L. Matteson	Director	September 1, 2004

/s/ Glen McLaughlin Glen McLaughlin	Director	September 1, 2004

Linda R. Meier	Director

/s/ Donald H. Seiler Donald H. Seiler	Director	September 1, 2004

Signature	Title	Date

Warren R. Thoits	Director

/s/ James C. Thompson James C. Thompson	Director	September 1, 2004

/s/ Thaddeus J. Whalen, Jr. Thaddeus J. Whalen, Jr.	Director	September 1, 2004

EXHIBIT INDEX

4.1	Rights Agreement, dated as of November 17, 1998, between the Company and Wells Fargo Bank, N.A., as rights agent, together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated November 23, 1998)

5	Opinion of Linda M. Iannone, General Counsel of the Company (1)

23.1	Consent of Linda M. Iannone (included in Exhibit 5) (1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney of the Registrant (contained in signature page of this Registration Statement)

99.1	Form of Letter to Shareholders

99.2	Form of Authorization Card

(1)	Previously filed.